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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus of Horizon/CMS Healthcare Corporation and Pacific Rehabilitation & Sports Medicine, Inc. constituting part of this Registration Statement on Form S-4 of Horizon/CMS Healthcare Corporation of our report dated August 10, 1995, with respect to the consolidated financial statements of
Continental Medical Systems, Inc., included in Horizon/CMS Healthcare Corporation's Form 8-K dated November 21, 1995. We also consent to the references to us under the headings "Experts" and "Selected Historical and Unaudited Pro Forma Financial Information" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical and Unaudited Pro Forma Financial Information."

Price Waterhouse LLP

Philadelphia, Pennsylvania
December 21, 1995